MUTUAL UNDERSTANDING AND DEBT AGREEMENT

THIS AGREEMENT is dated for reference, this 10th day of September, 2012.

BETWEEN:

ESSENTIAL INNOVATIONS TECHNOLOGY CORP., having an address for notice at 3F Shun Feng International Centre, 182 Queens Road East, Hong Kong

(Hereinafter referred to as the "Company")

AND:

GEOFINITY MANUFACTURING INC., a company incorporated under the laws of British Columbia, with a registered and records office located at 1620 - 609 Granville Street, Vancouver, British Columbia V7Y 1C3

(Hereinafter referred to as "Creditor")

WHEREAS:

A.

Pursuant to an “Offer to Purchase” Agreement, dated February 16, 2009, the Creditor acquired two (2) secured term notes from third parties, who were owed monies from and/or guaranteed monies by the Company or its subsidiary’s; and

B.

Whereas, the Creditor subsequently foreclosed on the assets of Essential Innovations Corp, a subsidiary of the Company, in satisfaction of one (1) of the secured term notes now due to it from the Creditor as at the official foreclosure date of March 27, 2009. The total amount defined as outstanding by the Company to the Creditor, including penalties and interest was stated in a “Demand for Payment Letter” (“DPL”) sent to the Company on March 2, 2009 by an agent for the third parties, as being USD$2,904,368.65, while the total actually foreclosed upon in the “Notice of Voluntary Foreclosure” document (“NVF”) delivered to the Company by the Creditor on March 12, 2009, was USD$2,413,070, the difference between the DPL and the NVF of $491,298.65 then and thereby representing the approximate amount of the 2nd secured term note, including penalties and interest, outstanding between the Company and the Creditor (the “Remaining Indebtedness”); and

C.

Whereas, in relation to the Remaining Indebtedness, at such foreclosure date of March 27, 2009 it was agreed between the Company and the Creditor that the approximate amount still outstanding between the Company and the Creditor was $491,298.65, would be the maximum amount of debt outstanding by the Company to the Creditor with respect to the 2nd term loan, with a waiver and absolution being granted by the Creditor to the Company of any further interest, fees, or penalties to be due and/or payable from the date of foreclosure to the date of this Agreement and any/all future dates; and,

D.

Whereas, a mutual agreement and understanding is provided herein, that as of the date of this Mutual Understanding and Debt Agreement, being September 9, 2012, the Company presently remains indebted to the Creditor in the total amount of USD$491,298.65, with no additional interest, penalties, and/or fees otherwise due and payable whether as at the present date or at any other date in the future; and,

E.	Whereas, the Company and the Creditor wish to confirm such agreement, in writing, by way of this Agreement.

THEREFORE this agreement witnesses that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree each with the other as follows:

1.

Debt Agreement. The Creditor hereby agrees with the Company that the total amount of the Remaining Indebtedness due by the Company to the Creditor, continues to be USD$491,298.65 as of the date of this Agreement and that it is further agreed and understood that the settlement of such amount by the Company to the Creditor will occur no later than October 31, 2013.

2.	Payment. The Creditor agrees that the Company may make full and final settlement by way of cash, or a mutually agreed number of shares or blend thereof.

3.	Representations and Warranties of the Creditor. The Creditor represents and warrants to the Company as follows:

a.

the Remaining Indebtedness is the bona fide, full extent of all debts, claims, and any other amounts owed by the Company to the Creditor and remains outstanding in full as has been described herein as at the date hereof; and, there are no agreements or any other understandings to alter the amount of the Remaining Indebtedness;

b.

The Creditor has not, nor will it, sell, assign, charge, hypothecate, encumber or otherwise transfer, encumber or dispose of the Remaining Indebtedness (or any part thereof), or any rights therein or thereto, to any other person or party;

c.

The Creditor has due and sufficient power, capacity, right and authority to enter into this Agreement on the terms and conditions herein set forth and to perform and observe its covenants and obligations hereunder; and

d.

the entering into of this Mutual Understanding and Debt Agreement does not and will not result in a violation or breach of, or constitute a default under, or conflict with, any of the terms and provisions of any law, regulation, order or ruling applicable, or of any agreement, contract or indenture, written or oral, to which it is or may be a party or by which it is or may be bound, or of its constituting documents or any resolutions of its directors or shareholders.

4.	Representations and Warranties of the Company. The Company represents and warrants to the Creditor as follows:

	a.	The Company is aware and in agreement of the Remaining Indebtedness;

b.

The Company has due and sufficient power, capacity, right and authority to enter into this Agreement on the terms and conditions herein set forth and to perform and observe its covenants and obligations hereunder;

	c.	This Agreement constitutes a legal, valid and binding obligation of the Company enforceable against it; and

d.

the entering into of this Mutual Understanding and Debt Agreement does not and will not result in a violation or breach of, or constitute a default under, or conflict with, any of the terms and provisions of any law, regulation, order or ruling applicable, or of any agreement, contract or indenture, written or oral, to which it is or may be a party or by which it is or may be bound, or of its constituting documents or any resolutions of its directors or shareholders.

5.	Discharge. The Creditor hereby agrees, and on behalf of any of its successors and assigns hereby agrees, that upon the full payment of the Remaining Indebtedness:

a.

it shall forthwith eliminate and otherwise discharge any and all security agreements and other encumbrances over the assets of the Company, and any and all other guarantees or other obligations enforceable by the Creditor against the Company and others, in respect of the Remaining Indebtedness; and

b.

the Company and its directors, officers, employees, servants and agents, and their respective successors and assigns, will be immediately released and forever discharged from any and all claims, damages, expenses and any other causes of action that the Creditor and its successors and assigns may thereafter have relating to the Remaining Indebtedness.

6.

Entire Agreement, etc. This Mutual Understanding and Debt Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. Any amendments hereto shall be in writing and signed by the parties hereto.

7.

Severability and Limitation. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions hereof. The courts shall have the power to modify this Agreement to limit the application of any offensive provision to the maximum extent permitted by law and otherwise consistent with the intent of the parties herein.

8.

Governing Law. This Agreement shall be construed in accordance with and governed by the laws of British Columbia and the laws of Canada as applicable therein. The parties agree to attorn to the jurisdiction of the courts of British Columbia in respect of any dispute arising from this Agreement.

9.

Counterparts and Delivery. This Agreement may be executed and delivered in two or more counterparts and by facsimile. Each such counterpart and facsimile shall be deemed an original and together shall form one and the same instrument, bearing the date set forth on the face page hereof notwithstanding the date of execution.

10.	Time of the Essence. Time is of the essence of this Agreement.

IN WITNESS the parties hereto have executed and delivered this Agreement as of the day and year first above written.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(THE “COMPANY”)

Per:	/S/JASON MCDIARMID
Authorized Signatory
Jason McDiarmid, CEO

GEOFINITY MANUFACTURING INC.
(THE “CREDITOR”)

Per:	/S/ROBERT CHISHOLM
Authorized Signatory
Robert Chisholm, CFO